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                                                                   EXHIBIT 23.2

                         CONSENT OF ARTHUR ANDERSEN LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 24, 1999 (except with respect to the matter discussed in Note 13, as to which the date is December 22, 1999) included in Biomagnetic Technologies, Inc.'s Form 10-K for the year ended September 30, 1999 and of our report dated November 24, 1999 included in Biomagnetic Technologies, Inc.'s Form 11-K for the year ended September 30, 1999.


                                                   /s/ Arthur Andersen LLP
                                                   ARTHUR ANDERSEN LLP


San Diego, California
February 7, 2000